SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 21, 2002

DELPHAX TECHNOLOGIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-10691 (Commission File Number)	41-1392000 (I.R.S. Employer Identification No.)

12500 Whitewater Drive Minnetonka, Minnesota	55343-9420
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 939-9000

SIGNATURE
Press Release

Item 5. Other Events and Regulation FD Disclosure.

     At the annual meeting of the shareholders of Check Technology Corporation (the “Company”) on March 21, 2002, the Company’s shareholders approved resolutions amending the Company’s articles of incorporation and bylaws to (i) change the Company’s name to Delphax Technologies Inc., (ii) create a classified Board of Directors serving staggered three year terms, and (iii) increase the number of authorized shares of capital stock from 28 million shares to 53 million shares, consisting of 50 million shares of Common Stock and 3 million shares of undesignated Preferred Stock. The shareholders also re-elected the existing members of the Board of Directors and ratified the selection of Ernst & Young LLP as the Company’s independent auditors.

     As a result of the change in the Company’s name, the Company’s common stock will begin to trade under the new symbol “DLPX” on April 1, 2002.

     At the meeting of the Company’s Board of Directors on March 21, 2002, the Board of Directors adopted resolutions effective as of March 22, 2002 declaring a dividend of one preferred share purchase right (a “Right”) for each outstanding Common Share of the par value of $.10 per share (the “Common Shares”) of the Company. The dividend is payable on April 1, 2002 (the “Record Date”) to shareholders of record on that date.

     Each Right entitles the registered holder to purchase from the Company one one-hundredth of a Series C Junior Participating Preferred Share, $.10 par value (the “Preferred Shares”), of the Company at a price of $25.00 per one one-hundredth of a Preferred Share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated as of March 22, 2002, between the Company and Wells Fargo Bank, National Association, as Rights Agent (the “Rights Agent”).

     Initially, the Rights will attach to all certificates representing Common Shares then outstanding, and no separate Right Certificates will be distributed. The Rights will separate from the Common Shares, and a Distribution Date for the Rights will occur upon the earlier of:

(i) the close of business on the fifteenth day following a public announcement that a person or group or affiliated or associated persons has become an “Acquiring Person” (i.e., has become, subject to certain exceptions, the beneficial owner of 15% or more of the outstanding Common Shares), or

(ii) the close of business on the fifteenth day following the commencement or public announcement of a tender offer or exchange offer, the consummation of which would result in a person or group of affiliated or associated persons becoming, subject to certain exceptions, the beneficial owner of 15% or more of the outstanding Common Shares (or such later date as may be determined by the Board of Directors of the Company prior to a person or group of affiliated or associated persons becoming an Acquiring Person).

Until the Distribution Date,

(i) the Rights will be evidenced by the Common Share certificates and will be transferred with and only with the Common Shares,

(ii) new Common Share certificates issued after the Record Date upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference, and

(iii) the surrender for transfer of any Common Share certificate, even without such notation or a copy of this Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

     As promptly as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on March 22, 2012, unless extended or earlier redeemed or exchanged by the Company as described below.

     The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:

(i) in the event of a stock dividend on, or a subdivision, combination, or reclassification of, the Preferred Shares,

(ii) upon the grant to holders of the Preferred Shares of certain rights, options, or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the then current market price of the Preferred Shares, or

(iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those described in clause (ii) hereof).

     The number of Preferred Shares issuable upon the exercise of a Right is also subject to adjustment in the event of a dividend on Common Shares payable in Common Shares, or a subdivision, combination, or consolidation of the Common Shares.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments required an adjustment of at least 1% in the Purchase Price. No fractional Preferred Shares will be issued (other than fractional shares that are integral multiples of one one-hundredth (subject to adjustment) of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) if in lieu thereof a payment in cash is made based on the closing price (pro-rated for the fraction) of the Preferred Shares on the last trading date prior to the date of exercise.

     In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights that are or were beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive, upon exercise thereof at the then current exercise price of the Right, that number of Common Shares having a market value of two times the exercise price of the Right, subject to certain possible adjustments.

     In the event that, on or after the Distribution Date or within 15 days prior thereof, the Company is acquired in certain mergers or other business combination transactions, or 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) are sold on or after the Distribution Date or within 15 days prior to the Distribution Date in one or a series of related transactions, each holder of a Right (other than Rights that have become void under the terms of the Rights Agreement) will thereafter have the right to receive, upon exercise thereof at the then current exercise price of the Right, the number of common shares of the acquiring company (or, in certain cases, on of its affiliates) having a market value of two times the exercise price of the Right.

     In certain events specified in the Rights Agreement, the Company is permitted to temporarily suspend the exercisability of the Rights.

     At any time after a person or group of affiliated or associated persons becomes an Acquiring Person (subject to certain exceptions), and prior to the acquisition by a person or group of affiliated or associated persons of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange all or part of the Rights (other than Rights that have become void under the terms of the Rights Agreement) for Common Shares or equivalent securities at an exchange ratio per Right equal to the result obtained by dividing the exercise price of a Right by the current per share market price of the Common Shares (subject to adjustment).

     At any time prior to the time that a person or group of affiliated or associated persons has become an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right, subject to adjustment (the “Redemption Price”), payable in cash. The redemption of the Rights may be made effective at such time, on such basis, and with such conditions as the Board of Directors in its sole discretion may establish. The Board of Directors and the Company shall not have any liability to any person as a result of the redemption or exchange of the Rights pursuant to the provisions of the Rights Agreement.

     The terms of the Rights may be amended by the Board of Directors of the Company, subject to certain limitations after the Distribution Date, without the consent of the holders of the Rights, including an amendment prior to the date of a person or group of affiliated or associated persons becomes an Acquiring Person to lower the 15% threshold for exercisability of the Rights to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any person or group of affiliated or associated persons (subject to certain exceptions), or (ii) 10%.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated March 22, 2002. A copy of the Rights Agreement is available free of charge from the Company by contacting the Secretary at Delphax Technologies Inc., 12500 Whitewater Drive, Minnetonka, Minnesota 55343-9420. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

Exhibit 99.0 Press Release of March 21, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DELPHAX TECHNOLOGIES INC

By	/s/ Robert Barniskis
Robert Barniskis, Chief Financial Officer

Dated:  March 22, 2002

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